Exhibit 10.2

BUCKHEAD COMMUNITY BANCORP, INC.

STOCK OPTION GRANT CERTIFICATE

Buckhead Community Bancorp, Inc., a Georgia corporation (the “Company”), hereby grants to the optionee named below (“Optionee”) an option (this “Option”) to purchase the total number of shares shown below of common stock of the Company (the “Shares”) at the exercise price per share set forth below (the “Exercise Price”), subject to all of the terms and conditions attached to this Stock Option Grant Certificate (the “Terms and Conditions”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Terms and Conditions.

A.	Grant Date: .

B.	Type of Option: Nonqualified Stock Option.

C.	Plan under which granted: Stand alone option not granted under any plan.

D.	Option Shares: All or any part of shares of the Company’s common stock (the “Common Stock”), subject to adjustment as provided in the attached terms and conditions.

E.	Exercise Price: $ per share, subject to adjustment as provided in the Terms and Conditions. The Exercise Price is not less that 100% of the fair market value of a share of Common Stock on the Grant Date.

F.

Option Period: The Option may be exercised only during the Option Period which commences on the Grant Date and ends on the tenth (10th) anniversary of the Grant Date, unless terminated earlier pursuant to the Terms and Conditions.

G.	Vesting Schedule: The Shares shall become vested in accordance with Schedule 1 hereto (the “Vesting Schedule”).

IN WITNESS WHEREOF, this Stock Option Grant Certificate has been executed by the Company by a duly authorized officer as of the date specified hereon.

Optionee represents that Optionee has read and understands the Terms and Conditions, and accepts this Option subject to such Terms and Conditions of the Stock Option Grant Certificate. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Optionee should consult a tax adviser prior to such exercise or disposition.

OPTIONEE	BUCKHEAD COMMUNITY BANCORP, INC.

By:
Title:

TERMS AND CONDITIONS TO THE

BUCKHEAD COMMUNITY BANCORP, INC.

STOCK OPTION GRANT CERTIFICATE

1. Exercise Period of Option. Subject to the terms and conditions of this Stock Option Grant Certificate, and unless otherwise modified by a written modification signed by the Company and Optionee, this Option may be exercised with respect to all of the Shares, but only according to the Vesting Schedule and as described in Section 9 below, prior to the date which is the last day of the Option Period set forth on the Stock Option Grant Certificate following the date of grant or any earlier expiration date provided in these Terms and Conditions (the “Expiration Date”).

2. Restrictions on Exercise. This Option may not be exercised, unless such exercise is in compliance with the Securities Act of 1933 and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company’s Common Stock may be listed at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares with the Securities and Exchange Commission (“SEC”), any state securities commission or any stock exchange to effect such compliance. Certificates representing the Shares transferred upon the exercise of the Option may bear a legend to the effect of the foregoing and provide further such Shares may not be sold or offered for sale in the absence of an effective registration and in compliance with any applicable state securities law or an opinion from legal counsel satisfactory to the Company to the effect that such registration is not required and that applicable state securities laws will not be violated.

3. Termination of Option. Except as provided below in this Section, this Option may not be exercised after the earlier of the Expiration Date or the date which is thirty (30) days after Optionee ceases to perform services for the Company or any affiliate. Optionee shall be considered to perform services for the Company, or any affiliate, for all purposes under this Section and Section 9 hereof, if Optionee is an officer or full-time employee of the Company, or any affiliate, or if the Board of Directors of the Company (the “Board”) determines that Optionee is rendering substantial services as a part-time employee, consultant, contractor or advisor to the Company or any affiliate. The Board shall have discretion to determine whether Optionee has ceased to perform services for the Company, or any affiliate, and the effective date on which such services cease (the “Termination Date”). Notwithstanding anything contained herein to the contrary, if the corporate position of Optionee is, at any time, altered or revised such that Optionee’s responsibilities are materially reduced or decreased for any reason, as determined by the Board in its sole discretion, the vesting of Shares under Section 9 shall cease, effective as of the date of such reduction in Optionee’s employment responsibilities; provided, however, except as otherwise provided in this Option, Optionee shall have the right to exercise this Option with respect to Shares which have vested under Section 9 as of the date of such reduction of Optionee’s responsibilities.

(a) Termination Generally. If Optionee ceases to perform services for the Company, or any affiliate, for any reason, except death or disability (within the meaning of Code Section 22(e)(3)), this Option shall immediately be forfeited, along with any and all rights or subsequent rights attached thereto, thirty (30) days following the Termination Date, but in no event later than the Expiration Date.

(b) Death or Disability. If Optionee ceases to perform services for the Company, or any affiliate, as a result of the death or disability of Optionee (as determined by the Board in its sole discretion), this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee (or, in the event of Optionee’s death, by Optionee’s legal representative) within ninety (90) days after the Termination Date, but in no event later than the Expiration Date.

(c) No Right to Employment. Nothing in this Stock Option Grant Certificate shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company, or any affiliate, or limit in any way the right of the Company, or any affiliate, to terminate Optionee’s employment or other relationship at any time, with or without cause.

4. Manner of Exercise.

(a) Notice of Exercise. This Option shall be exercisable by delivery to the Company of an executed Notice of Exercise of Stock Option Grant (the “Notice”) in substantially the form attached as Exhibit 1 or in such other form as may be approved or accepted by the Company, which shall set forth Optionee’s election to exercise this Option with respect to some or all of the Shares, the number of Shares being purchased, any restrictions imposed on the Shares, and such other representations and agreements as may be required by the Company to comply with applicable securities laws.

(b) Exercise Price. Such notice shall be accompanied by full payment of the Exercise Price for the Shares being purchased. Payment for the Shares may be made in U.S. dollars in cash (by check); by tendering shares of Common Stock held at least six (6) months having a fair market value equal to the Exercise Price; subject to applicable securities laws, by effecting a cashless exercise through a broker; or any combination of the foregoing.

(c) Withholding Taxes. Prior to the issuance of Shares upon exercise of this Option, Optionee must pay, or make adequate provision for, any applicable federal or state withholding obligations of the Company. Where approved by the Board, Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a fair market value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained from the Shares exercised.

(d) Issuance of Shares. Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee’s legal representative.

5. Nontransferability of Option. This Option may not be transferred in any manner, other than by will or by the laws of descent and distribution, and may be exercised during Optionee’s lifetime only by Optionee. The terms of this Option shall be binding upon the executor, administrators, successors and assigns of Optionee.

6. Tax Consequences. OPTIONEE UNDERSTANDS THAT THE GRANT AND EXERCISE OF THIS OPTION, AND THE SALE OF SHARES OBTAINED THROUGH THE EXERCISE OF THIS OPTION, MAY HAVE TAX IMPLICATIONS THAT COULD RESULT IN ADVERSE TAX CONSEQUENCES TO OPTIONEE. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH, OR WILL CONSULT WITH, HIS OR HER TAX ADVISOR AND OPTIONEE FURTHER ACKNOWLEDGES THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX, FINANCIAL OR LEGAL ADVICE.

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7. Interpretation. Any dispute regarding the interpretation of this Stock Option Grant Certificate shall be submitted by Optionee or the Company to the Board or any committee of the Board, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and Optionee.

8. Entire Agreement. The Notice is incorporated herein by this reference. Optionee acknowledges and agrees that the granting of this Option constitutes a full accord, satisfaction and release of all obligations or commitments made to Optionee by the Company or any of its officers, directors, shareholders or affiliates with respect to the issuance of any securities, or rights to acquire securities, of the Company or any of its affiliates. This Stock Option Grant Certificate and the Notice constitute the entire agreement of the parties hereto, and supersede all prior undertakings and agreements with respect to the subject matter hereof.

9. Vesting and Exercise of Shares. This Stock Option Grant Certificate and the issuance of Shares pursuant to the exercise of this Option shall be subject to the Vesting Schedule.

10. Adjustments. The number of Shares and the Exercise Price shall be adjusted by the Board (or any committee thereof) in an equitable manner to reflect any change in the capitalization of the Company effected without the receipt of consideration or in the event of any corporate transaction described in Section 424 of the Internal Revenue Code which provides for the substitution or assumption of stock incentives generally. Any such adjustments may provide for the elimination of fractional shares. All adjustments shall be made by the Board (or any committee thereof) in its sole discretion.

11. Sale or Merger of the Company. If the Company agrees to sell substantially all of its assets for cash or property, or a combination of cash and property, or agrees to any merger, consolidation, reorganization, division or other transaction in which shares of Common Stock are converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of stock incentives generally, then, at the discretion of the Board (or any committee thereof), the Option (a) may be deemed fully vested and exercisable or (b) may be cancelled unilaterally by the Company in exchange for (i) the whole Shares which the Optionee otherwise would receive if he had the right to exercise the Option in full and exercised that right exclusively for the Shares on a date fixed by the Board (or any committee thereof) that occurs prior to such sale or other corporate transaction or (ii) cash or other property equivalent in value to such Shares.

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SCHEDULE 1

VESTING SCHEDULE

A.	The Option Shares shall become vested Option Shares following completion of the years of service with the Company or any affiliate as indicated in the schedule below.

Percentage of Option Shares Which are Vested Shares	Years of Service After the Grant Date
Less than 1	0%
1	33%
2	66%
3 or more	100%

B.	In the event there is a sale or merger of the Company as contemplated in Section 11 of the Terms and Conditions, unless otherwise specifically prohibited under an applicable law, the Option shall become immediately exercisable, and shall remain exercisable throughout the Option Period.

C.	For purposes of the Vesting Schedule, Optionee shall be granted a year of service for each twelve-consecutive-month period following the Grant Date during which Optionee continues, at all times, to perform service with the Company or an affiliate. No credit will be given for completion of a partial year of service and no period of time following the Optionee’s termination of employment with the Company (including all affiliates) shall count towards the vesting of Option Shares.

Schedule 1 - Page 1

EXHIBIT 1

BUCKHEAD COMMUNITY BANCORP, INC.

NOTICE OF EXERCISE OF STOCK OPTION GRANT

TO PURCHASE COMMON STOCK OF

BUCKHEAD COMMUNITY BANCORP, INC.

This Notice of Exercise is given pursuant to the terms of the Stock Option Grant Certificate and related Terms and Conditions dated                             , between Buckhead Community Bancorp, Inc. (the “Company”) and the undersigned Optionee.

EXERCISE OF OPTION. Optionee hereby exercises his option of              shares at an exercise price of $             per share of common stock of the Company (the “Common Stock”). The purchase shall take place as of                              (the “Exercise Date”). Optionee hereby delivers, together with this written statement of exercise, the full option price with respect to the exercised option shares, which amount totals $             (the “Purchase Price”).

Optionee must pay the applicable Purchase Price as follows:

☐	by delivery of cash or a certified check for $ for the full Purchase Price payable to the order of Buckhead Community Bancorp, Inc.

☐	by delivery of the Purchase Price by , a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System. Optionee hereby authorizes the Company to issue a stock certificate for the number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Company and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the Purchase Price. Note: This choice is available only if and when the Common Stock becomes traded by brokers.

ACKNOWLEDGEMENT OF TAXES DUE. As a condition to exercise of the option and delivery of any shares of Common Stock, Optionee must pay, or make adequate provision for, any applicable tax withholding obligations of the Company with respect to the option.

ACKNOWLEDGEMENT OF STOCK RESTRICTION. If the shares of Common Stock being acquired are not registered for issuance to by the Optionee pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the “Securities Act”), Optionee hereby represents, warrants, covenants, and agrees with the Company as follows:

The shares of the Common Stock being acquired by Optionee will be acquired for Optionee’s own account without the participation of any other person, with the intent of holding the Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Common Stock and not with a view to, or for resale in connection with, any distribution of the Common Stock, nor is Optionee aware of the existence of any distribution of the Common Stock;

Exhibit 1 - Page 1

Optionee is not acquiring the Common Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Common Stock but rather upon an independent examination and judgment as to the prospects of the Company;

The Common Stock was not offered to Optionee by means of publicly disseminated advertisements or sales literature, nor is Optionee aware of any offers made to other persons by such means;

Optionee is able to bear the economic risks of the investment in the Common Stock, including the risk of a complete loss of Optionee’s investment therein;

Optionee understands and agrees that the Common Stock will be issued and sold to Optionee without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the 1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

The Common Stock cannot be offered for sale, sold or transferred by Optionee other than pursuant to: (A) an effective registration under the Securities Act or in a transaction otherwise in compliance with the Securities Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

The Company will be under no obligation to register the Common Stock or to comply with any exemption available for sale of the Common Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 under the Securities Act are not now available and no assurance has been given that it or they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Common Stock;

Optionee has had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. Optionee has received all information and data with respect to the Company which Optionee have requested and which Optionee has deemed relevant in connection with the evaluation of the merits and risks of Optionee’s investment in the Company;

Optionee has such knowledge and experience in financial and business matters that Optionee is capable of evaluating the merits and risks of the purchase of the Common Stock hereunder and Optionee is able to bear the economic risk of such purchase; and

The agreements, representations, warranties and covenants made by Optionee herein extend to and apply to all of the Common Stock of the Company issued to Optinee pursuant to the Stock Option Grant Certificate. Acceptance by Optionee of the certificate representing such Common Stock shall constitute a confirmation by Optionee that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

Exhibit 1 - Page 2

Optionee understands that the certificates representing the shares being purchased by Optionee in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and Optionee agrees that a legend to that effect may be placed on any certificate which may be issued to Optionee as a substitute for the certificates being acquired by me in accordance with this notice.

Upon payment of the Purchase Price and any applicable tax withholding liability, the shares shall be issued in the name of the Optionee or the Optionee’s legal representative.

Executed this      day of                 ,         .

OPTIONEE:

Signature

Print or Type Name

Buckhead Community Bancorp, Inc. hereby acknowledges receipt of this Notice of Exercise and receipt of full payment in the amount indicated above, on this      day of                 ,         .

COMPANY:

By:
Signature

Title:

Print or Type Name

Exhibit 1 - Page 3